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                                                                   EXHIBIT 10.44


            Amendment No. 1 to Employment Agreement (the "Agreement")
                               Dated July 22, 1997
                                 by and between
                    Flowserve Corporation (the "Company") and
                                           ("Executive")


The Company and Executive hereby agree to the following amendment to their Agreement dated July 22, 1997:

Termination Following Change in Control

1. Paragraph 2 is hereby amended effective immediately by adding the following sentence which shall become new Section 3(E):

          (E)"Notwithstanding anything in this Agreement to the contrary, if your employment is terminated by the Company prior to a change in control, where a change in control in fact occurs, and you reasonably demonstrate that such termination was at the request of a third party who effectuates such change in control, or that such termination was directly related to or in anticipation of such change in control, then, for all purposes of this Agreement, you shall be entitled all payments and benefits provided under this Agreement."

2. All the other provisions of the Agreement shall remain in full force and effect and unchanged, subject to the specific addition noted above.


Flowserve Corporation                             Executive


By: /s/ Kevin E. Sheehan                          By:
    --------------------------------                 ---------------------------
    Kevin E. Sheehan
    Chairman, Compensation Committee


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         Amendment #2 to Agreement dated July 22, 1997 (the "Agreement")
                 between                           ("You")
                                       and
                      Flowserve Corporation (the "Company")


Effective January 1, 1999, Section 5 (i) (b) of the Agreement shall be revised and restated in its entirety as follows:

(b) In lieu of any further salary and incentive compensation payments to you for periods subsequent to the Date of Termination, an amount (the "Additional Compensation Payment") equal to 300% of the sum of (x) your annual base salary at the rate in effect as of the Date of Termination (or, if higher, at the rate in effect at the time of the change in control) and
     (y);

     (i) for periods beginning after December 31, 1998 and ending before January 1, 2000, the greater of (1) the average annual amount awarded to you under any incentive compensation plans or arrangements for the two fiscal years immediately preceding the fiscal year during which the Date of Termination occurs (whether or not fully paid) or (2) the average of the target incentives ("Target Incentives") under any such compensation plans or arrangements in effect for the year of the Date of Termination, and the following two calendar years, provided that the Target Incentives for the following two calendar years shall be, where not established prior to such change in control, the greater of the applicable Target Incentives of such compensation plans or arrangements for either the year of the change in control or Date of Termination, where differing;

     (ii) for periods beginning after January 1, 2000, the average of such Target Incentives, as defined and calculated above.

Effective March 1, 1999, Paragraph 5 (iv) and (v) shall be revised as follows:

I. Paragraph 5 (iv) shall be amended by adding the following sentence at the end of the current text, which shall otherwise remain unchanged, of this
     Paragraph:

          "For purposes of clarification only, the Company's obligation to pay the Supplemental Pension Benefit shall in no way be affected if the Company elects to structure the Qualified Plan as a "cash balance" plan, as such term may be defined by applicable federal government regulations."

II. Paragraph 5 (v) shall be amended by adding the following sentence at the end of the current text, which shall otherwise remain changed, of this
     Paragraph:

          "However, if the Company was providing you a monthly car allowance, in lieu of actually providing a car, at the time of such Notice of Termination, then the Company shall instead pay you a lump sum, in addition to all other payments due to you hereunder, equal to 24 times the greater of the monthly car allowance


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          payable to you at the time of (i) the change of control of the Company or (ii) the Date of termination, where differing. Such lump sum shall be paid to you in cash on the fifteenth day following the Date of Termination."


III. Paragraphs 8(A), 8(B)and 8(C) , collectively called "NON-COMPETITION", shall be deleted in their entirety. Any other references to said Paragraphs in the Agreement shall be appropriately deleted with the text of the Agreement containing any such references to be hereafter interpreted in such a way as to eliminate any of the former restrictions upon you of Paragraphs 8(A), 8(B), and 8(C).

The remainder of the Agreement shall remain unchanged and in full force and effect.


FLOWSERVE CORPORATION                             EXECUTIVE

By   /s/ Kevin E. Sheehan
     -----------------------------                ------------------------------
     Kevin E. Sheehan
     Chairman, Compensation Committee

           3/10/99
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Date                                              Date






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